                                                                   EXHIBIT 10.32

  ___________________________________________________________________________



                           STOCK PURCHASE AGREEMENT



                                 by and among



                               COMMUNICADE INC.



                               JEFFREY A. DACHIS


                                      and


                               CRAIG M. KANARICK



  ___________________________________________________________________________

                               TABLE OF CONTENTS

                    ARTICLE I SALE OF THE PURCHASED SHARES
Section 1.1    Sale of the Purchased Shares................................. 2

                     ARTICLE II PURCHASE PRICE AND CLOSING

Section 2.1    Purchase Price............................................... 2
Section 2.2    Payment of the Purchase Price................................ 2
Section 2.3    Closing...................................................... 2

                ARTICLE III REPRESENTATIONS OF THE STOCKHOLDERS

Section 3.1    Execution and Validity of Agreements; Restrictive Documents.. 2
      3.1.1    Execution and Validity....................................... 3
      3.1.2    Stock Ownership.............................................. 3
      3.1.3    No Options................................................... 3
      3.1.4    No Restrictions.............................................. 3
      3.1.5    Non-Contravention............................................ 3
      3.1.6    Approvals and Consents....................................... 4
Section 3.2    Capital Stock................................................ 4

                  ARTICLE IV REPRESENTATIONS OF THE PURCHASER

Section 4.1    Existence and Good Standing.................................. 4
Section 4.2    Execution and Validity of Agreement.......................... 5
Section 4.3    No Restrictions.............................................. 5
Section 4.4    Non-Contravention; Approvals and Consents.................... 5
      4.4.1    Non-Contravention............................................ 5
      4.4.2    Approvals and Consents....................................... 5

                          ARTICLE V MUTUAL COVENANTS

Section 5.1    Best Efforts................................................. 6
Section 5.2    Fulfillment of Conditions.................................... 6

             ARTICLE VI CONDITIONS TO OBLIGATIONS OF THE PURCHASER

Section 6.1    Representations and Warranties............................... 6
Section 6.2    Performance.................................................. 7
Section 6.3    Surrender and Issuance of Certificates....................... 7
Section 6.4    No Injunctions or Restraints................................. 7
Section 6.5    Simultaneous Closings........................................ 7
Section 6.6    Stockholders Agreement....................................... 7
Section 6.7    Proceedings.................................................. 7

           ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS

Section 7.1    Representations and Warranties............................... 8

Section 7.2    Performance..............................................................   8
Section 7.3    Payment of Cash..........................................................   8
Section 7.4    Certified Resolutions....................................................   8
Section 7.5    No Injunctions or Restraints.............................................   8
Section 7.6    Simultaneous Closings....................................................   8
Section 7.7    Stockholders Agreement...................................................   9
Section 7.8    Proceedings..............................................................   9

                       ARTICLE VIII SURVIVAL; INDEMNITY

Section 8.1    Survival.................................................................   9
Section 8.2    Obligation of the Stockholders to Indemnify..............................   9
      8.2.1    General Indemnity........................................................   9
      8.2.2    Special Indemnity........................................................  10
Section 8.3    Obligation of the Purchaser to Indemnify.................................  10
Section 8.4    Indemnification Procedure for Third Party Claims.........................  10
Section 8.5    Limitations on Indemnification...........................................  12
      8.5.1    Termination of Indemnification Obligations of the Stockholders...........  12
      8.5.2    Termination of Indemnification Obligations of the Purchaser .............  13
      8.5.3    Treatment................................................................  13
      8.5.4    Exceptions...............................................................  13

                            ARTICLE IX TERMINATION

Section 9.1    Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:...............................................  13
Section 9.2    Effect of Termination....................................................  14

                            ARTICLE X MISCELLANEOUS

Section 10.1   Expenses.................................................................  14
Section 10.2   Governing Law............................................................  14
Section 10.3   "Person" Defined.........................................................  14
Section 10.4   "Knowledge" Defined......................................................  14
Section 10.5   "Affiliate" Defined......................................................  14
Section 10.6   Employee Options.........................................................  15
Section 10.7   Captions.................................................................  15
Section 10.8   Publicity................................................................  15
Section 10.9   Notices..................................................................  15
Section 10.10  Parties in Interest......................................................  16
Section 10.11  Severability.............................................................  16
Section 10.12  Counterparts.............................................................  16
Section 10.13  Entire Agreement.........................................................  17
Section 10.14  Amendments...............................................................  17
Section 10.15  Third Party Beneficiaries................................................  17
Section 10.16  Use of Terms.............................................................  17

                            INDEX OF DEFINED TERMS
                            ----------------------

20% PURCHASE AGREEMENT.............................................   1


AFFILIATE..........................................................  14
---------

AGREEMENT..........................................................   1


CLOSING............................................................   2

CLOSING DATE.......................................................   2

COMPANY............................................................   1

COMPANY STOCK......................................................   1


DACHIS.............................................................   1

DEFENSE COUNSEL....................................................  11

DEFENSE NOTICE.....................................................  11


EFFECTIVE DATE.....................................................   1


GOVERNMENTAL OR REGULATORY AUTHORITY...............................   3


INDEMNIFIED PARTY..................................................  10

INDEMNIFYING PARTY.................................................  10

INSTRUMENTS........................................................   4


KANARICK...........................................................   1

KNOWLEDGE..........................................................  14
---------


LAWS...............................................................   3

LIENS...............................................................   3

LOSSES..............................................................   9


OMNICOM.............................................................   1

OPTION SHARES.......................................................  14

OPTIONS.............................................................   3

ORDERS..............................................................   3

ORIGINAL SHAREHOLDERS AGREEMENT.....................................   4


PERSON..............................................................  14
------

PURCHASE PRICE......................................................   2

PURCHASED SHARES....................................................   1

PURCHASER...........................................................   1

PURCHASER INDEMNIFIED PARTIES.......................................   9


SPRAY NETWORK.......................................................   1

SPRAY VENTURES......................................................   1

STOCKHOLDER.........................................................   1

STOCKHOLDER INDEMNIFIED PARTIES.....................................  10

STOCKHOLDERS AGREEMENT..............................................   1

SUBSCRIPTION AND EXCHANGE AGREEMENT.................................   1


THIRD PARTY CLAIM...................................................  10

                                    EXHIBIT
                                    -------


                    Exhibit A      Sale of Shares

                    Exhibit B      Stockholders Certificate

                    Exhibit C      Purchaser Certificate

                    Exhibit D      Stockholders Agreement



                                   SCHEDULE
                                   --------



                    Schedule 3.1.3      Options

                    Schedule 3.2        Options

                          Dated as of October 1, 1998

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     STOCK PURCHASE AGREEMENT (the "AGREEMENT") dated October 23, 1998 and effective as of October 1, 1998 (the "EFFECTIVE DATE") by and among COMMUNICADE INC., a Delaware corporation (the "PURCHASER"), a wholly-owned subsidiary of Omnicom Group Inc., a New York corporation ("OMNICOM"), JEFFREY A. DACHIS ("DACHIS") and CRAIG M. KANARICK ("KANARICK"; together with Dachis, collectively the "STOCKHOLDERS" and each individually a "STOCKHOLDER").


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, the Purchaser owns 3,636,364 of the issued and outstanding shares of common stock, par value $.01 per share ("COMPANY STOCK"), of Razorfish, Inc., a New York corporation (the "COMPANY");

     WHEREAS, the Stockholders each own 2,727,272 of the issued and outstanding shares of Company Stock;

     WHEREAS, each Stockholder desires to sell, and the Purchaser desires to purchase from each Stockholder, 181,818 shares of Company Stock, in each case representing 2.0% of the issued and outstanding shares of Company Stock (the "PURCHASED SHARES"), pursuant to the provisions of this Agreement; and

     WHEREAS, simultaneous with the execution of this Agreement and the sale of the Purchased Shares: (i) the Purchaser shall purchase 20% of the issued and outstanding shares of capital stock of Spray Network AB, a corporation incorporated under the laws of the Kingdom of Sweden with identification number 556503-3247 ("SPRAY NETWORK"), from Spray Ventures AB, a corporation incorporated under the laws of the Kingdom of Sweden with identification number 556506-7997 ("SPRAY VENTURES") pursuant to a stock purchase agreement (the "20% PURCHASE AGREEMENT"), (ii) the Company, Purchaser and Spray Ventures shall enter into a subscription and exchange agreement (the "SUBSCRIPTION AND EXCHANGE AGREEMENT") pursuant to which the Company will purchase all of the issued and outstanding shares of capital stock of Spray Network and (iii) the Company, the Purchaser, the Stockholders and Spray Ventures shall enter into a stockholders agreement (the "STOCKHOLDERS AGREEMENT") with respect to the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                   ARTICLE I
                                   ---------

                         SALE OF THE PURCHASED SHARES
                         ----------------------------

       SECTION 1.1  SALE OF THE PURCHASED SHARES. Subject to the terms and
                    ----------------------------
conditions herein stated, each Stockholder agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as defined in Section 2.3), and the Purchaser agrees to purchase from the Stockholders on the Closing Date, the number of shares of Company Stock set forth opposite the name of such Stockholder on Exhibit A hereto. All certificates representing the Purchased Shares shall be duly endorsed by the Stockholder transferring the same, with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and canceled.

                                  ARTICLE II
                                  ----------

                          PURCHASE PRICE AND CLOSING
                          --------------------------

       SECTION 2.1  PURCHASE PRICE. In full consideration for the purchase by
                    --------------
the Purchaser of the Purchased Shares, the purchase price (the "PURCHASE PRICE") shall be an aggregate amount equal to $1,500,000 paid by the Purchaser at the Closing, allocated among the Stockholders as set forth on EXHIBIT A hereto.

       SECTION 2.2  PAYMENT OF THE PURCHASE PRICE. Payment of the Purchase Price
                    -----------------------------
shall be made by the Purchaser by direct wire transfer to the account of each Stockholder, pursuant to such Stockholder's written instructions .

       SECTION 2.3            CLOSING. The Closing under this Agreement (the
                              -------
"CLOSING") shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 at 10:00 A.M. on the date when each of the conditions set forth in Articles VI and VII have been satisfied. The date of such Closing is herein referred to as the "CLOSING DATE."

                                  ARTICLE III
                                  -----------

                      REPRESENTATIONS OF THE STOCKHOLDERS
                      -----------------------------------

       A. Each of the Stockholders, severally, represents and warrants to the Purchaser, as follows:

       SECTION 3.1  EXECUTION AND VALIDITY OF AGREEMENTS; RESTRICTIVE DOCUMENTS.
                    -----------------------------------------------------------

       3.1.1   Execution and Validity. Such Stockholder has the full legal right
               ----------------------
and capacity to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

       3.1.2   Stock Ownership. Such Stockholder is the true and lawful owner of
               ---------------
the shares of the Company Stock set forth opposite his name on EXHIBIT A and all of such shares have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, except as such liability may be imposed pursuant to applicable laws, and such ownership is free and clear of all mortgages, pledges, liens, levies, security interests, leases, encumbrances, claims, charges, any conditional sale agreement or other title retention agreement and restrictions of any kind or character (collectively, "LIENS").

       3.1.3   No Options. Except as set forth in SCHEDULE 3.1.3, there are no
               ----------
outstanding subscriptions, options, rights (including "phantom stock rights"), warrants, calls, commitments, understandings, arrangements, conversion rights, rights of exchange, plans or other agreements of any kind or character (collectively "OPTIONS") to acquire any shares of Company Stock from such Stockholder and there are no agreements or understandings with respect to the sale or transfer of any shares of Company Stock by such Stockholder.

       3.1.4   No Restrictions. There is no suit, action, claim, investigation
               ---------------
or inquiry by any Governmental or Regulatory Authority (as defined in Section
3.1.5 below), and no legal, administrative or arbitration proceeding pending or, to such Stockholder's knowledge, threatened against such Stockholder or any of the shares of Company Stock owned by such Stockholder, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by such Stockholder in connection with the transactions contemplated hereby.

       3.1.5   Non-Contravention. The execution, delivery and performance by
               -----------------
such Stockholder of his obligations hereunder and the consummation of the transactions contemplated hereby, will not: (a) result in the violation by such Stockholder of any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, permit or license (collectively, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to such Stockholder or any of his shares of Company Stock, or (b) except for the Shareholders Agreement dated September 18, 1996 by and among the Stockholders, the Company and JWL Associates Corp. (the "ORIGINAL SHAREHOLDERS AGREEMENT"), conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require such Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person (as defined in Section 10.3 below) any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the shares of Company Stock of such Stockholder, under any of the terms, conditions or provisions of any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, "INSTRUMENTS") to which such Stockholder is a party or by which such Stockholder or any of his assets or properties is bound.

       3.1.6   Approvals and Consents. No consent, approval or action of, filing
               ----------------------
with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which such Stockholder is a party or his shares of Company Stock are bound for the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of his obligations hereunder or the consummation of the transactions contemplated hereby.

               B. Each of the Stockholders, jointly and severally, represents and warrants to the Purchaser, as follows:

       SECTION 3.2  Capital Stock. The Company has an authorized capitalization
                    -------------
consisting of 10,000,000 shares of common stock, no par value, of which 9,156,819 shares are issued and outstanding, and no shares are held in the treasury of the Company. All such shares have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of the Company is authorized or outstanding. Except as set forth on
SCHEDULE 3.2, there are no outstanding Options providing for the purchase, issuance or sale of any shares of the capital stock of the Company.

                                  ARTICLE IV
                                  ----------

                       REPRESENTATIONS OF THE PURCHASER
                       --------------------------------

       The Purchaser represents and warrants to  the Stockholders, as follows:


       SECTION 4.1  EXISTENCE AND GOOD STANDING. The Purchaser is a corporation
                    ---------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.

       SECTION 4.2  EXECUTION AND VALIDITY OF AGREEMENT. The Purchaser has the
                    -----------------------------------
full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all required corporate action on behalf of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

       SECTION 4.3  NO RESTRICTIONS. There is no suit, action, claim,
                    ---------------
investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, to the Purchaser's knowledge, threatened against the Purchaser with respect to the execution, delivery and performance of this Agreement or the transactions contemplated hereby or any other agreement entered into by the Purchaser in connection with the transactions contemplated hereby.

       SECTION 4.4  NON-CONTRAVENTION; APPROVALS AND CONSENTS.
                    -----------------------------------------

       4.4.1   Non-Contravention. The execution, delivery and performance by the
               -----------------
Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, will not: (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws of the Purchaser; (b) result in the violation by the Purchaser of any Laws or Orders of any Governmental or Regulatory Authority applicable to the Purchaser or any of its assets or properties; or (c) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser, under any of the terms, conditions or provisions of any Instruments to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound.

       4.4.2   Approvals and Consents. No consent, approval or action of, filing
               ----------------------
with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound for the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby.

                                   ARTICLE V
                                   ---------

                               MUTUAL COVENANTS
                               ----------------

       SECTION 5.1  BEST EFFORTS. The Purchaser and the Stockholders shall
                    ------------
cooperate in good faith and use their respective reasonable best efforts to close and make effective the transactions contemplated hereby as expeditiously as possible, including using their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated hereby, executing and delivering such other documents, certificates, agreements and other writings and taking such other actions as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated hereby as soon as possible. Each of the Purchaser and the Stockholders shall use their best efforts prior to the Closing not to take any action, or enter into any transaction, which would cause any of their respective representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by such Person in this Agreement.

       SECTION 5.2  FULFILLMENT OF CONDITIONS. Each of the Stockholders and the
                    -------------------------
Purchaser will (a) execute and deliver at the Closing each agreement that any of them is required hereby to execute and deliver as a condition to the Closing,
(b) proceed diligently and in good faith and use best efforts to satisfy each other condition to the obligations of the Stockholders or the Purchaser, as the case may be, contained in this Agreement and (c) not take or fail to take any action that reasonably could be expected to result in the nonfulfillment of any such condition.

                                  ARTICLE VI
                                  ----------

                  CONDITIONS TO OBLIGATIONS OF THE PURCHASER
                  ------------------------------------------

       The obligations of the Purchaser hereunder to purchase the Purchased Shares on the Closing Date are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by the Purchaser, in its sole discretion:

       SECTION 6.1  REPRESENTATIONS AND WARRANTIES. The representations and
                    ------------------------------
warranties made by the Stockholders in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date (except for such changes in the Company's authorized capital stock in order to permit the transactions contemplated by the Subscription and Exchange Agreement), and the Stockholders shall have delivered to the Purchaser a certificate substantially in the form of Exhibit B hereto, dated the Closing Date, to such effect.

       SECTION 6.2  PERFORMANCE. The Stockholders shall or shall have caused the
                    -----------
Company to have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Stockholders at or before the Closing.

       SECTION 6.3  SURRENDER AND ISSUANCE OF CERTIFICATES. Each Stockholder
                    --------------------------------------
shall have delivered to the Purchaser certificates representing the Purchased Shares, together with such other documents and instruments, if any, as may be necessary to permit the Purchaser to acquire the Purchased Shares, free and clear of any and all Liens or voting or other restrictions of any kind whatsoever adverse to the Purchaser.

       SECTION 6.4  NO INJUNCTIONS OR RESTRAINTS. There shall not be pending any
                    ----------------------------
litigation, proceeding, investigation, arbitration or claim by any Person or Governmental or Regulatory Authority or the existence of any injunction or Order (whether temporary, preliminary or permanent) then in effect, and which in any case has or could reasonably have the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the purchase and sale of the Purchased Shares or the other transactions contemplated by this Agreement.

       SECTION 6.5  SIMULTANEOUS CLOSINGS. All of the conditions to closing
                    ---------------------
pursuant to the 20% Purchase Agreement and the Subscription and Exchange Agreement shall have been satisfied or waived.

       SECTION 6.6  STOCKHOLDERS AGREEMENT. The Stockholders, Spray Ventures and
                    ----------------------
the Company shall have executed and delivered the Stockholders Agreement, substantially in the form of EXHIBIT D hereto.

       SECTION 6.7  PROCEEDINGS. All proceedings to be taken in connection with
                    -----------
the transactions contemplated by this Agreement and all documents incident thereto were reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser received copies of all such documents and other evidences as it or its counsel reasonably requested in order to effectuate the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII
                                  -----------

                 CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS
                 ---------------------------------------------

       The obligations of the Stockholders hereunder to sell the Purchased Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by the Stockholders in its sole discretion):

       SECTION 7.1  REPRESENTATIONS AND WARRANTIES. The representations and
                    ------------------------------
warranties made by the Purchaser in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Purchaser shall have delivered to the Stockholders a certificate substantially in the form of EXHIBIT C hereto, dated the Closing Date, to such effect.

       SECTION 7.2  PERFORMANCE. The Purchaser shall have performed and complied
                    -----------
with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing.

       SECTION 7.3  PAYMENT OF CASH. At the Closing, the Purchaser shall have
                    ---------------
delivered the Purchase Price set forth in Section 2.1.

       SECTION 7.4  CERTIFIED RESOLUTIONS. The Purchaser shall have delivered to
                    ---------------------
the Stockholders a copy of the resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions and other agreements contemplated hereby, certified to by an officer of the Purchaser.

       SECTION 7.5  NO INJUNCTIONS OR RESTRAINTS. There shall not be pending any
                    ----------------------------
litigation, proceeding, investigation, arbitration or claim by any Person or Governmental or Regulatory Authority or the existence of any injunction or Order (whether temporary, preliminary or permanent) then in effect, and which in any case, has or could reasonably have the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the purchase and sale of the Purchased Shares or the other transactions contemplated by this Agreement.

       SECTION 7.6  SIMULTANEOUS CLOSINGS. All of the conditions to closing
                    ---------------------
pursuant to the 20% Purchase Agreement and the Subscription and Exchange Agreement shall have been satisfied or waived.

       SECTION 7.7  STOCKHOLDERS AGREEMENT. The Purchaser, Spray Ventures and
                    ----------------------
the Company shall have executed and delivered the Stockholders Agreement, substantially in the form of EXHIBIT D hereto.

       SECTION 7.8  PROCEEDINGS. All proceedings to be taken in connection with
                    -----------
the transactions contemplated by this Agreement, and all documents incident thereto were reasonably satisfactory in form and substance to the Stockholders and their counsel and the Stockholders received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

                                 ARTICLE VIII
                                 ------------

                              SURVIVAL; INDEMNITY
                              -------------------

       SECTION 8.1  SURVIVAL. Notwithstanding any right of any party hereto
                    --------
fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Schedules, if any, furnished by any other party pursuant to this Agreement, or in any certificate delivered at the Closing by any other party. Subject to the limitations set forth in Sections 8.5.1, 8.5.2 and 8.5.4, the respective representations, warranties, covenants and agreements of the Stockholders and the Purchaser contained in this Agreement shall survive the Closing.

       SECTION 8.2  OBLIGATION OF THE STOCKHOLDERS TO INDEMNIFY.
                    -------------------------------------------

       8.2.1   General Indemnity. Subject to the limitations contained in
               -----------------
Section 8.5.1, the Stockholders hereby agree, jointly and severally, to indemnify the Purchaser and its shareholders, officers, directors, employees, agents, representatives and successors, permitted assignees of the Purchaser (individually a "PURCHASER INDEMNIFIED PARTY" and collectively, the "PURCHASER INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to pay on behalf of or reimburse the Purchaser Indemnified Parties as and when incurred for, any and all liabilities (including liabilities for taxes), obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses'
fees) of whatever kind and nature

(collectively, "LOSSES"), that may be imposed on or incurred by any Purchaser Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any inaccuracy or breach of any representation or warranty contained in Article III.B hereof or in any certificate delivered by the Stockholders at the Closing; or (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any Purchaser Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of the Stockholders contained in Article III.B hereof. The term "Losses" as used herein is not limited to matters asserted by third parties against a Purchaser Indemnified Party but includes Losses incurred or sustained by a Purchaser Indemnified Party in the absence of third party claims.

       8.2.2   Special Indemnity. Subject to the limitations contained in
               -----------------
Section 8.5.1, each of the Stockholders hereby severally agrees to indemnify the Purchaser Indemnified Parties against, and to protect, save and keep harmless the Purchaser Indemnified Parties from and to pay on behalf of or reimburse the Purchaser Indemnified Parties as and when incurred for any and all Losses that may be imposed on or incurred by any Purchaser Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of (a) any misrepresentation, inaccuracy or breach of any representation or warranty made by the Stockholder in Article III.A hereof or (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any Purchaser Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of the Stockholders contained in Article III.A hereof. Any claim for indemnity made under this Section 8.2.2 shall not be construed as a claim under Section 8.2.1 hereof even if a Purchaser Indemnified Party could have made a claim under Section 8.2.1 hereof in respect of the same matters.

       SECTION 8.3  OBLIGATION OF THE PURCHASER TO INDEMNIFY. Subject to the
                    ----------------------------------------
limitations set forth in Section 8.5.2 hereof, the Purchaser hereby agrees to indemnify the Stockholders and their affiliates, shareholders, officers, directors, employees, agents, representatives and successors, permitted assignees of the Stockholders and their affiliates (individually a "Stockholder Indemnified Party" and collectively, the "STOCKHOLDER INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Stockholder Indemnified Parties from and to pay on behalf of or reimburse the Stockholder Indemnified Parties as and when incurred for any and all Losses that may be imposed on or incurred by any Stockholder Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any inaccuracy or breach of any representation or warranty of the Purchaser contained in Article IV hereof or in any certificate delivered by the Purchaser at the Closing or (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental or Regulatory Authority) against or affecting any Stockholder Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of the Stockholders contained in Article IV hereof.

     SECTION 8.4  INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. In the event
                  -------------------------------------------------
that any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "THIRD PARTY CLAIM") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within 30 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within 15 days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("DEFENSE COUNSEL"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within 10 days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld or delayed. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel.

          (a) In the event that the Indemnifying Party shall fail to give the Defense Notice within such 15 day period, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense and settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party; the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.

          (c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified

     Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

          (d) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

          (e) Notwithstanding clause (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party,
     (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party or (iv) if such claim would impose liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

          (f) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

          (g) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 8.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     SECTION 8.5  LIMITATIONS ON INDEMNIFICATION.
                  ------------------------------

     8.5.1  Termination of Indemnification Obligations of the Stockholders. The
            ---------------------------------------------------------------
obligation of the Stockholders to indemnify under Sections 8.2.1 and 8.2.2 hereof shall terminate on June 30, 2000, except as to matters as to which the Purchaser Indemnified Party has made a claim for indemnification under Section
8.4 hereof on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is resolved and any obligations with respect thereto are fully satisfied.

     8.5.2  Termination of Indemnification Obligations of the Purchaser. The
            -----------------------------------------------------------
obligation of the Purchaser to indemnify under Section 7.3 hereof shall terminate on June 30, 2000, except as to matters as to which any Stockholder Indemnified Party has made a claim for indemnification under Section 8.4 above on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is resolved and any obligations with respect thereto are fully satisfied.

     8.5.3  Treatment. Any indemnity payments by an Indemnifying Party to an
            ---------
Indemnified Party under this Article VIII shall be treated by the parties as an adjustment to the Purchase Price.

     8.5.4  Exceptions. Each of the limitations set forth in this Section 8.5
            -----------
shall in no event (a) apply to any Losses incurred by a Purchaser Indemnified Party which relate, directly or indirectly, to (i) any fraudulent acts committed by any Stockholder (including without limitation, fraud in connection with the transaction contemplated hereby and any fraudulent acts by any officer, director, employee, agent or stockholder of the Company); (ii) the Stockholders' obligations set forth in Section 10.1 to pay certain expenses; or (b) apply to any Losses incurred by a Stockholder Indemnified Party which relate, directly or indirectly, to the Purchaser's obligations set forth in Section 10.1 to pay certain expenses.

                                   ARTICLE IX
                                   ----------

                                  TERMINATION
                                  -----------

    SECTION 9.1 GROUNDS FOR TERMINATION.  This Agreement may be terminated
                -----------------------
at any time prior to the Closing:

          (i) by mutual written agreement of the Purchaser and the Stockholders;

          (ii) by either the Purchaser or the Stockholders if Spray Ventures AB has not obtained a tax deferral ruling from Swedish tax authorities on or before 60 days after the date hereof;

          (iii) by either the Purchaser or the Stockholders if any permanent injunction, order, decree or ruling by any Governmental or Regulatory Authority of competent jurisdiction preventing the consummation of the transaction contemplated hereby, in the Subscription and Exchange Agreement or in the 20% Purchase Agreement shall have become final and nonappealable; provided, however, that the party seeking to terminate
                         --------  -------
          this Agreement pursuant to this Section 9.1(iii) shall have used reasonable best efforts to remove such injunction or overturn such action; or

          (iv) by either the Purchaser or the Stockholders if the Closing has not occurred on or before April 30, 1998.

     Termination pursuant to clause (ii) will be effective upon delivery of a written notice of termination by the Stockholders to the Purchaser.

     SECTION 9.2   EFFECT OF TERMINATION. If this Agreement is terminated as
                   ---------------------
permitted by Section 9.1, such termination shall be without liability of any party (or any stockholder, affiliate, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement.

                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     SECTION 10.1  EXPENSES. The parties hereto shall pay all of their own
                   --------
expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

     SECTION 10.2  GOVERNING LAW. The interpretation and construction of this
                   -------------
Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

     SECTION 10.3  "PERSON" DEFINED. "PERSON" shall mean and include an
                    ---------------
individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

     SECTION 10.4  "KNOWLEDGE" DEFINED. Where any representation and warranty
                    ------------------
contained in this Agreement is expressly qualified by reference to the knowledge of the Stockholders or Purchaser, as the case may be, such term shall be limited to the actual knowledge of the Stockholders or Purchaser, as the case may be, and unless otherwise stated such knowledge that would have been discovered by the Stockholders or Purchaser, as the case may be, after reasonable inquiry.

     SECTION 10.5  "AFFILIATE" DEFINED. As used in this Agreement, an
                    ------------------
"AFFILIATE" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

     SECTION 10.6  EMPLOYEE OPTIONS. The Stockholders acknowledge and agree that
                   ----------------
pursuant to the terms of the original Shareholders Agreement, the Company was permitted to issue options not in excess of ten percent (10%) of the then issued and outstanding Company Stock. The Stockholders further acknowledge and agree that as of the date hereof the Company issued 976,520 options convertible into 976,520 shares of Company Stock (the "OPTION SHARES"), in violation of the terms and conditions of the Original Shareholders Agreement. Accordingly, the Stockholders do hereby agree (i) to indemnify and hold harmless the Purchaser from any and all Losses the Purchaser may incur directly or indirectly with respect to the Option

Shares; provided, however, the Stockholders shall not be required to indemnify the Purchaser for any such Losses incurred by the Company until such Losses aggregate to $125,000 (in which case the Stockholders shall be liable only for 36.36% of the amount such Losses incurred by the Company exceed $125,000) and
(ii) to take, or to cause the Company to take, such action as to insure that the Purchaser's equity ownership in the Company is not diluted in any manner whatsoever upon or with respect to the issuance of the Option Shares.

     SECTION 10.7 CAPTIONS. The Article and Section captions used herein are for
                  --------
reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 10.8 PUBLICITY. Subject to the provisions of the next sentence, no
                  ---------
party to this Agreement shall, and the Stockholders shall insure that no representative of the Company shall, issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the Purchaser and the Stockholders. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that Omnicom is required to make any announcement relating to or arising out of this Agreement by virtue of the federal securities laws of the United States or the rules and regulations promulgated thereunder or other rules of the New York Stock Exchange, or any announcement by any party or the Company pursuant to applicable law or regulations.

     SECTION 10.9 NOTICES. Unless otherwise provided herein, any notice,
                  -------
request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

          If to the Purchaser, addressed to:

               Communicade Inc.
               437 Madison Avenue
               New York, New York 10022
               Attention:  Chief Financial Officer
               Fax:  (212) 415-3530

                    and to:
                    ------

               Omnicom Group Inc.
               437 Madison Avenue
               New York, New York 10022
               Attention:  Secretary
               Fax:  (212) 415-3670

                    with a copy to:
                    --------------

               Davis & Gilbert LLP
               1740 Broadway
               New York, New York 10019
               Attention:  Michael D. Ditzian, Esq.
               Fax:  (212) 468-4888

          If to any Stockholder, to his address set forth on EXHIBIT A:

                    with a copy to:
                    --------------

               Morrison & Foerster LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attention:  Mark L. Mandel, Esq.
               Fax:  (212) 468-7900

     SECTION 10.10  PARTIES IN INTEREST. This Agreement may not be transferred,
                    -------------------
assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     SECTION 10.11  SEVERABILITY. In the event any provision of this Agreement
                    ------------
is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     SECTION 10.12  COUNTERPARTS. This Agreement may be executed in two or more
                    ------------
counterparts, all of which taken together shall constitute one instrument.

     SECTION 10.13  ENTIRE AGREEMENT. This Agreement, including the other
                    ----------------
documents referred to herein and the Exhibits and Schedules hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 10.14  AMENDMENTS. This Agreement may not be amended, supplemented
                    ----------
or modified orally, but only by an agreement in writing signed by the Purchaser and each of the Stockholders.

     SECTION 10.15  THIRD PARTY BENEFICIARIES. Each party hereto intends that
                    --------------------------
this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective successors and assigns as permitted under Section 8.10.

     SECTION 10.16  USE OF TERMS. Whenever the context so requires or permits,
                    ------------
all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.



                                    COMMUNICADE INC.


                                        /s/ Jerry Neumann
                                    BY: _______________________________
                                    NAME:  JERRY NEUMANN
                                    TITLE: CHIEF FINANCIAL OFFICER


                                    /s/ Jeffrey A. Dachis
                                    ___________________________________
                                    JEFFREY A. DACHIS


                                    /s/ Craig M. Kanarick
                                    ___________________________________
                                    CRAIG M. KANARICK

                                                                       EXHIBIT A
                                                                       ---------

                                 SALE OF SHARES

        STOCKHOLDERS            SHARES SOLD                PURCHASE PRICE ALLOCATION
        ------------            -----------                -------------------------
     Jeffrey A. Dachis            181,818                           $750,000
    c/o Razorfish, Inc.
     17 Grand Street
    New York, NY 10013

     Craig M. Kanarick            181,818                           $750,000
    c/o Razorfish, Inc.
     17 Grand Street
    New York, NY 10013

                                                                       EXHIBIT B
                                                                       ---------


                             OFFICER'S CERTIFICATE

     Each of the undersigned, pursuant to Section 6.1 of the Stock Purchase Agreement, effective as of October 1, 1998 (the "Agreement") (terms defined in the Agreement being used herein as so defined), by and among Jeffrey A. Dachis, Craig M. Kanarick (together with Mr. Dachis, the "Stockholders") and Communicade, Inc., a Delaware corporation, certify that:

     1. The representations and warranties made by the Stockholders in the Agreement, and in any Schedule delivered thereto, are true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of January 5, 1999.


                                    /s/ Jeffrey A. Dachis
                                    _________________________________
                                    Jeffrey A. Dachis


                                    /s/ Craig M. Kanarick
                                    _________________________________
                                    Craig M. Kanarick

                                                                       EXHIBIT C
                                                                       ---------


                             OFFICER'S CERTIFICATE

     The undersigned, Jerry Neumann, the CEO of Communicade, Inc., a Delaware corporation (the "Purchaser"), pursuant to Section 7.1 of the Stock Purchase Agreement, effective as of October 1, 1998 (the "Agreement") (terms defined in the Agreement being used herein as so defined), by and among the Purchaser, Jeffrey A. Dachis and Craig M. Kanarick, certify, on behalf of the Purchaser that:

     1. The representations and warranties made by the Purchaser in the Agreement, and in any Schedule delivered thereto, are true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of January 5, 1999.


                                    COMMUNICADE, INC.



                                    BY: /s/ Jerry Neumann
                                       ------------------------------
                                        Jerry Neumann
                                        CEO